UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2024

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Third Amended and Restated First Lien Loan and Security Agreement

On December 31, 2024, Urgent.ly Inc. (the “Company”) entered into a First Amendment to Third Amended and Restated Loan and Security Agreement (the “First Amendment to Third A&R First Lien Loan Agreement”), among the Company, the other loan parties party thereto, the lenders party thereto and Ocean II PLO LLC, as administrative and collateral agent (in such capacity, the “First Lien Agent”). The First Amendment to Third A&R First Lien Loan Agreement amends that certain Third Amended and Restated Loan Agreement, dated as of January 19, 2024 (the “Third A&R First Lien Loan Agreement”), among the Company, the other loan parties party thereto, the lenders from time to time party thereto and the First Lien Agent, to, among other things, permit the partial repayment of term loans in an aggregate principal amount equal to $3.0 million, together with accrued and unpaid interest payable in connection therewith and certain fees applicable thereto, and to extend the maturity date of the loans under the First Amendment to Third A&R First Lien Loan Agreement to February 1, 2025.

Additional details of the Third A&R First Lien Loan Agreement were previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2024, and are incorporated herein by reference.

The foregoing description of the First Amendment to Third A&R First Lien Loan Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the First Amendment to Third A&R First Lien Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Fifth Amendment to Second Lien Loan and Security Agreement

On December 31, 2024, the Company entered into a Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”), among the Company, the lenders party thereto and Alter Domus (US) LLC, as administrative and collateral agent (in such capacity, the “Second Lien Agent”). The Fifth Amendment amends the Loan and Security Agreement, dated as of December 16, 2021 (the “Second Lien Loan Agreement”), among the Company, the other loan parties party thereto, the lenders from time to time party thereto and the Second Lien Agent, to, among other things, extend the maturity date of the loans under the Second Lien Loan Agreement to March 3, 2025 and require the payment of an amendment fee. The Company also agreed to appoint an independent director to its board of directors with experience reasonably acceptable to the lenders party to the Second Lien Loan Agreement.

Additional details of the Second Lien Loan Agreement were previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024, and are incorporated herein by reference.

The foregoing description of the Fifth Amendment and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Fifth Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 8.01 Other Events.

On December 31, 2024, the Company issued a press release announcing the First Amendment to Third A&R First Lien Loan Agreement and Fifth Amendment. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 31, 2024

URGENT.LY INC.

By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Chief Financial Officer